UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2013

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34577	20-4158835
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Science Park, Juli Road

Xushui County, Baoding City

Hebei Province, People’s Republic of China 072550

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:   (86) 312-8698215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 16, 2013, Orient Paper, Inc. (“Orient Paper” or the “Company”), entered into a sale-leaseback financing arrangement (the “Sale-Leaseback Arrangement”) with China National Foreign Trade Financial & Leasing Co., Ltd (“CNFTFL”). The funding of the Sale-Leaseback Arrangement generated RMB150 million (approximately US$24 million) in cash proceeds to the Company. The Sale-Leaseback Arrangement involves substantially all of Orient Paper’s paper machines and production facilities (the “Production Facilities”). As used in this Form 8-K, unless the context requires otherwise, the term “Orient Paper” or “the Company” includes Orient Paper Inc. as well as its PRC subsidiary, Baoding Shengde Paper Co., Ltd (“Orient Paper Shengde”), and its wholly controlled entity, Hebei Baoding Orient Paper Milling Company Limited (“Orient Paper Baoding”).

The Sale-Leaseback Arrangement was effected pursuant to (i) a Financing and Lease Agreement (the “Lease Agreement”) anda Collateral Agreement (the “Collateral Agreement”), each between Orient Paper Baoding and CNFTEL and (ii) a Guarantee Agreement (the “Guarantee Agreement”) between Orient Paper Baoding and CNFTEL, in each case, dated as of June 16, 2013.

The Lease Agreement has a 3-year term and provides that during the 3-year lease term Orient Paper may continue to operate at the Production Facilities, where substantially all of Orient Paper’s production, sales, marketing and administration take place. The aggregate rental payable during the 3-year term is approximately RMB 166.38 million (approximately US$ 26.4 million). The ownership of the Production Facilities will be transferred to Orient Paper for a nominal fee of RMB15,000 (approximately US$2,400) at the end of the 3-year lease term. Orient Paper is also responsible for the payment of all related taxes, utilities, insurance and maintenance costs. Pursuant to the Collateral Agreement, Orient Paper pledges certain of its land use right as collateral to support its obligations under the Lease Agreement. Subject to the terms and conditions of the Guarantee Agreement, Orient Paper Shengde acts as a guarantor of Orient Paper Baoding’s obligations under the Lease Agreement.

The foregoing descriptions of the Lease Agreement, the Collateral Agreement and the Guarantee Agreement are qualified in their entirety by reference to the complete text of each, which are attached as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above regarding the Sale and Leaseback Arrangementis hereby incorporated by reference.

Item 8.01	Other Events

On June 20, 2013, Orient Paper, Inc. announced that it has entered into the Sale-Leaseback Arrangement. The public announcement was made by means of a news release, the text of which is set forth in Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Financing and Lease Agreement, dated as of June 16, 2013, between Hebei Baoding Orient Paper Milling Company Limited and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 10.2	Collateral Agreement, dated as of June 16, 2013, between Hebei Baoding Orient Paper Milling Company Limited and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 10.3	Guarantee Agreement, dated as of June 16, 2013, between Baoding Shengde Paper Co., Ltd and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 99.1	Press release, dated June 20, 2013, issued by Orient Paper, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2013

ORIENT PAPER, INC.

	By:	/s/ Winston C. Yen
Winston C. Yen
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Financing and Lease Agreement, dated as of June 16, 2013, between Hebei Baoding Orient Paper Milling Company Limited and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 10.2	Collateral Agreement, dated as of June 16, 2013, between Hebei Baoding Orient Paper Milling Company Limited and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 10.3	Guarantee Agreement, dated as of June 16, 2013, between Baoding Shengde Paper Co., Ltd and China National Foreign Trade Financial & Leasing Co., Ltd.

Exhibit 99.1	Press release, dated June 20, 2013, issued by Orient Paper, Inc.